S.E. Asia Emerging Market Co., Ltd
75 Bukit Timah Road #05-02
Boon Siew Building
Singapore 229833

                                                                                             February 11, 2011

Amendment No. 1 to Securities Subscription Agreement

This Amendment No. 1 (“Amendment”) to that certain Securities Subscription Agreement (the “Agreement”) dated September 9, 2010 by and between S.E. Asia Emerging Market Co., Ltd, a British Virgin Islands business company and the Subscribers listed on the signature page hereto (“Subscribers”).  All capitalized terms not defined herein shall have the same meaning ascribed to them in the Agreement.

Pursuant to Section 6.4 of the Agreement, the Company and the Sponsor hereby agree to amend the Agreement, effective on the date hereof, as follows:

1.  Amendments to the Agreement.

(a)         Preamble.  The preamble is hereby amended to delete the following sentence from the preamble:

Of such 316,250 ordinary shares, 175,694 in the aggregate (22,916 of which are subject to cancellation if the underwriter’s over-allotment option is not exercised in full) shall be held subject to lockup restrictions and canceled if the target of a Business Combination fails to remain an operating company one year after such Business Combination.

(b)         Section 3.2.  Section 3.2 is hereby deleted in its entirety:

3.2.           Intentionally Omitted.

(c)         Section 4. Section 4 is hereby amended and restated in its entirety as follows:

Waiver of Liquidation Distributions; Redemption Rights.  In connection with the Shares purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination.  For purposes of clarity, in the event the Subscriber purchases Ordinary Shares in the IPO or in the aftermarket, any additional Ordinary Shares so purchased shall be eligible to receive any liquidating distributions by the Company.  However, in no event will the Subscriber have the right to redeem any Shares into funds held in the Trust Account upon the successful completion of a Business Combination.

(d)         Section 7. Section 7 is hereby amended and restated in its entirety as follows:

Voting and Tender of Shares. Subscriber agrees to vote the Shares in favor of a Business Combination that the Company negotiates and submits for approval to the Company’s shareholders and shall not seek redemption with respect to such Shares. Additionally, the Subscriber agrees not to tender any Shares in connection with a tender offer presented to the Company’s shareholders in connection with a Business Combination negotiated by the Company.

2.  Mutual Drafting.  This Amendment is the joint product of the Company and the Subscribers and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

3.  No Other Amendments; Governing Law; Counterparts.  Except as specifically set forth in this Amendment, there are no other amendments to the Agreement and the Agreement shall remain unmodified and in full force and effect.  This Amendment shall be governed by and construed in accordance with the internal laws of the British Virgin Islands.  This Amendment may be executed in one or more counterparts.  In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first set forth above.

S.E. ASIA EMERGING MARKET CO., LTD

By:	/s/ Ivan Hajadi
Name: Ivan Hajadi
Title: Chief Executive Officer

SUBSCRIBERS

PARALLAX VENTURE PARTNERS XX LTD.

By:	/s/ Eugene Cho Park
Name:	Eugene Cho Park
Shares:	63,250

/s/ Pranata Hajadi
Name:	Pranata Hajadi
Shares:	50,600

/s/ Ivan Hajadi
Name:	Ivan Hajadi
Shares:	61,669

SIRIUS INVESTMENT INC.

By:	/s/ Eugene Hin Sun Wong
Name:	Eugene Hin Sun Wong
Shares:	63,250

/s/ James Preissler
Name:	James Preissler
Shares:	31,625

/s/ Andrew Sing Tak So
Name:	Andrew Sing Tak So
Shares:	1,581

RAMPANT DRAGON, LLC

By:	/s/ William B. Heyn
Name:	William B. Heyn
Shares:	31,625

/s/ Boon How Lee
Name:	Boon How Lee
Shares:	12,650